UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 17, 2006
Date of report (Date of earliest event reported)
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
660 Engineering Drive
Norcross, Georgia 30092
(770) 263-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement
ITEM 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits
SIGNATURES
EX-10.1 SUMMARY OF COMPENSATION ARRANGEMENTS

Item 1.01 Entry into a Material Definitive Agreement
     Executive Officer Salary Adjustments. On February 17, 2006, the Registrant’s Board of Directors, acting pursuant to recommendations of its Compensation Committee, approved adjustments effective for 2006 to the salary compensation of all executive officers. These adjustments were in each case increases believed by the Registrant to be typical of annual increases generally and not material, except that the salary of Alfred G. Hansen, President and CEO, was increased by 8.7% to $450,000, and the salary of James S. Childress, Vice President and General Manager of the LXE division, was increased by 6.0% to $235,900 to be more consistent with the compensation of other divisional general managers after consideration of their divisions’ relative sizes and financial contributions.
     Executive Officer Incentive Compensation. On February 17, 2006, the Registrant’s Board of Directors, acting pursuant to recommendations of its Compensation Committee, awarded executive officer incentive compensation for 2005, including awards in the amounts of $441,500 for Mr. Hansen, $222,400 for Don T. Scartz, Executive Vice President and Chief Financial Officer, $96,800 for Mr. Childress, and $165,900 for Neilson A. Mackay, Vice President and General Manager of the SATCOM division. In each case, the incentive compensation determination was based on the Registrant’s and each division’s performance against profit-before-tax objectives established by the Compensation Committee in early 2005, under the methodology prescribed by the Registrant’s Executive Annual Incentive Compensation Plan, plus an additional $100,000 in the case of Mr. Hansen and an additional $75,000 in the case of Mr. Scartz, in each case in recognition of his performance and role in the achievement of non-financial goals during 2005.
     Also on February 17, 2006, the Registrant’s Board of Directors, acting pursuant to recommendations of its Compensation Committee, approved targets and calculation parameters for 2006 executive incentive compensation under the Executive Annual Incentive Compensation Plan. The target incentive compensation, payable if the Registrant and applicable divisions achieve specified profit-before-tax objectives, ranges from 75% of base salary in the case of the President and CEO to 40% to 50% of base salary for the other officers. Performance above or below the specified objectives would result in greater or lesser incentive compensation, with the percentage increase being double the percentage by which targets are exceeded (subject to a 150% cap for increases based on exceeding divisional objectives), and the percentage decrease being double the percentage by which targets are not achieved to 90% of target, and 8 times the percentage by which targets are not achieved below 90% of target. The effect is that no incentive compensation is payable if less than 80% of the specified target is achieved. For the four senior corporate officers, 100% of incentive compensation eligibility is based on the Registrant’s consolidated performance; for the divisional General Managers, 30% is based on the Registrant’s consolidated performance and 70% is based on the performance of their respective divisions. Under the Executive Annual Incentive Compensation Plan, the Compensation Committee retains the right to modify incentive compensation awards based on its judgment as to relevant non-financial considerations and, in unusual circumstances, as to financial objectives.
     Non-Employee Director Compensation Adjustments. On February 17, 2006, the Registrant’s Board of Directors, acting pursuant to recommendations of its Compensation and Nominating & Governance Committees, approved an increase in the fee paid to non-employee directors for in-person attendance at a Board meeting from $2,000 to $2,500. The revised summary of compensation arrangements with non-employee directors is filed as Exhibit 10.1 to this Report on Form 8-K.

Section 9  Financial Statements and Exhibits
ITEM 9.01. Financial Statements and Exhibits.
     (c) Exhibits.
10.1	Summary of compensation arrangements with non-employee members of the Board of Directors
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.

Date: February 24, 2006	By:	/s/ Don T. Scartz

Don T. Scartz
Executive Vice President, Chief Financial
Officer and Treasurer